As filed with the Securities and Exchange Commission on June 24, 1999
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             BASE TEN SYSTEMS, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

           NEW JERSEY                                  22-1804206
           ----------                                  ----------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              ONE ELECTRONICS DRIVE
                            TRENTON, NEW JERSEY 08619
                            -------------------------
          (Address, including Zip Code, of Principal Executive Offices)

                        1998 DIRECTORS' STOCK OPTION PLAN
                        ---------------------------------
                            (Full Title of the Plan)

                                THOMAS E. GARDNER
                        PRESIDENT, CHAIRMAN OF THE BOARD,
                           and CHIEF EXECUTIVE OFFICER
                             BASE TEN SYSTEMS, INC.
                              ONE ELECTRONICS DRIVE
                            TRENTON, NEW JERSEY 08619
                                 (609) 586-7010
                                 --------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ----------------------

                                 With a copy to:
                                JOSEPH LUNIN, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300


                         CALCULATION OF REGISTRATION FEE
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
          Title of                     Amount            Proposed Maximum       Proposed Maximum           Amount of
        Securities to                  to be              Offering Price            Aggregate             Registration
        be Registered             Registered(1)(2)         Per Share(3)          Offering Price               Fee
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------
    Class A Common Stock,             400,000              $0.94                  $376,000                $104.52
       $1.00 Par Value

   Total Registration Fee                                                                                 $104.52
------------------------------ ----------------------- ---------------------- ---------------------- -----------------------


    (1) Does not include 300,000 shares of Class A Common Stock that may be issued pursuant to the 1998 Directors' Stock Option Plan (the "Plan") that were previously registered under Registration Statement on Form S-8, filed on July 24, 1998 (No. 333-59885).

    (2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to an indeterminate number of shares of Class A Common Stock that may be issued pursuant to anti-dilution provisions contained in the Plan.

    (3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h)(1) and Rule 457(c) based on the average high and low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on June 23, 1999.

                             REGISTRATION STATEMENT
                            FOR ADDITIONAL SECURITIES
                                   ON FORM S-8

                           Incorporation by Reference

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of Class A Common Stock that may be issued under the 1998 Directors' Stock Option Plan (the "Plan") as a result of an increase in the number of shares that may be offered under the Plan. 300,000 shares of Class A Common Stock that may be issued under the Plan were previously registered under Registration Statement on Form S-8 filed on July 24, 1998 (No. 333-59885). Registration Statement on Form S-8 filed on July 24, 1998 (No. 333-59885) is incorporated by reference herein pursuant to General Instruction E to Form S-8.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trenton, New Jersey, on this 24th day of June, 1999.



                             BASE TEN SYSTEMS, INC.


   THOMAS E. GARDNER                   WILLIAM F. HACKETT               WILLIAM F. HACKETT
By:__________________               By:_____________________         By:___________________
   Thomas E. Gardner                   William F. Hackett               William F. Hackett
   Chief Executive Officer             Chief Financial Officer          (Principal Accounting Officer
   (Principal Executive Officer)                                         and Principal Financial Officer)



         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Thomas E. Gardner and William F. Hackett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                                    Title                          Date
        ---------                                    -----                          ----
   THOMAS E. GARDNER
   __________________________                                                    June 24, 1999
   Thomas E. Gardner                  Chief Executive Officer, Chairman of
                                       the Board, President, and Director
                                       (Principal Executive Officer)
   ALEXANDER M. ADELSON
   __________________________                                                    June 24, 1999
   Alexander M. Adelson                Director


   __________________________                                                    June __, 1999
   David C. Batten                     Director

   ALAN S. POOLE
   __________________________                                                    June 24, 1999
   Alan S. Poole                       Director

   JOHN C. RHINEBERGER
   __________________________                                                    June 24, 1999
   John C. Rhineberger                 Director

   ROBERT HURWITZ
   __________________________                                                    June 24, 1999
   Robert Hurwitz                      Director


                                INDEX TO EXHIBITS

   Exhibit No.       Description
   -----------       -----------

       4.2           1998 Directors' Stock Option Plan.

        5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

      23(a)          Consent of PricewaterhouseCoopers LLP.

      23(b)          Consent of Deloitte & Touche LLP.

      23(c)          Consent of Pitney, Hardin, Kipp & Szuch (included in
                     Exhibit 5 hereto).

       24            Power of Attorney (included on signature page hereto).